EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO §906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the Quarterly Report on Form 10-Q of Michaels Stores, Inc., a Delaware corporation (the “Company”), for the period ended May 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:	June 12, 2003	/s/ R. Michael Rouleau R. Michael Rouleau President and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey N. Boyer Jeffrey N. Boyer Executive Vice President—Chief Financial Officer (Principal Financial Officer)

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Michaels Stores, Inc. and will be retained by Michaels Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.